UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 25, 2012
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 5.07	Submission of Matters to a Vote of Shareholders

The Company’s annual meeting of shareholders was held on April 25, 2012.

Proposal 1.       The stockholders re-elected to the Company’s Board of Directors for a term of three years consist of Robert L. Cramer, Steven D. Forth, James R. Larson II and Warren R. Madden and for a term of one year consist of David W. Benson.  Directors whose term of office continued after the annual meeting consist of Douglas C. Gustafson DVM, Betty A. Baudler Horras, Charles D. Jons, MD, Thomas H. Pohlman, Larry A. Raymon and Frederick C. Samuelson.

Proposal 2.        The stockholders also ratified the appointment of CliftonLarsonAllen LLP to continue as the Company’s independent registered public accounting firm for 2012.

There were 9,310,913 shares of common stock entitled to vote at the annual meeting.  The final voting results of each proposal are set forth below.

Proposal 1.        The voting results on the election of directors for a three year term were as follows:

		Votes	Broker
	In Favor	Withheld	Non-Votes

Robert L. Cramer	5,722,804	12,466	1,816,456
Steven D. Forth	5,724,164	11,106	1,816,456
James R. Larson II	5,720,322	14,948	1,816,456
Warren R. Madden	5,713,481	21,789	1,816,456

            The voting result on the election of directors for a one year term was as follows:

David W. Benson	5,626,940	108,330	1,816,456

Proposal 2.        The voting results on the ratification of the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstain

7,494,403	7,729	49,594

            There were no broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: April 27, 2012	By:	/s/ Thomas H. Pohlman
Thomas H. Pohlman, President
(Principal Executive Officer)